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                                                                   EXHIBIT 23.01


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated January 29, 1998 included in this Form 10-K, into Caraustar Industries, Inc.'s previously filed Registration Statements on Form S-8 (File No. 33-77682, File No. 33-75838, File No. 33-53808, File No. 33-53726, and File
No. 33-53728), Form S-3 (File No. 333-24431) and Form S-4 (File No. 333-29937).


/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP



Atlanta, Georgia
March 26, 1998